Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-172255, No. 333-172249, No. 333-131040, No. 333-130905, No. 333-130881) and Form S-3 (No. 333-207648) of Viacom Inc. of our report dated November 12, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
November 12, 2015